Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
SECOND QUARTER 2026 RESULTS
Second Quarter 2026 Net Investment Income of $0.97 Per Share
Second Quarter 2026 Distributable Net Investment Income(1) of $1.04 Per Share
Second Quarter 2026 Distributable Net Investment Income Before Taxes(2) of $1.08 Per Share
Net Asset Value of $33.92 Per Share
HOUSTON, August 6, 2026 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the second quarter ended June 30, 2026. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
Second Quarter 2026 Highlights
•Net investment income (“NII”) of $90.3 million, or $0.97 per share
•Distributable net investment income (“DNII”)(1) of $97.4 million, or $1.04 per share
•DNII before taxes(2) of $100.9 million, or $1.08 per share
•Total investment income of $149.6 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.3% on both an annualized basis for the quarter and for the trailing twelve-month (“TTM”) period ended June 30, 2026
•Net increase in net assets resulting from operations of $147.6 million, or $1.58 per share
•Return on equity(3) of 18.9% on an annualized basis for the quarter and 15.0% for the TTM period ended
June 30, 2026
•Net asset value of $33.92 per share as of June 30, 2026, representing an increase of $0.46 per share, or
1.4%, compared to $33.46 per share as of March 31, 2026 and $0.59 per share, or 1.8%, compared to $33.33 per share as of December 31, 2025
•Declared regular monthly dividends totaling $0.795 per share for the third quarter of 2026, or $0.265 per share for each of July, August and September 2026, representing a 3.9% increase from the regular monthly dividends paid in the third quarter of 2025
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the second quarter of 2026 of $1.08 per share and representing a 2.9% increase from the total dividends paid in the second quarter of 2025

•Completed $99.7 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $45.8 million in two new portfolio companies, which after aggregate repayments and return of invested equity capital resulted in a net decrease of $30.6 million in the total cost basis of the
LMM investment portfolio
•Completed $238.9 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to a realized loss resulted in a net increase of $60.2 million in the total cost basis of the private loan investment portfolio
•Fully exited investments in Centre Technologies Holdings, LLC, realizing a gain of $46.4 million, which in addition to the total dividends received over the life of the equity investment, resulted in an annual internal rate of return and times money invested return of 40.1% and 8.8 times, respectively, on the equity investment, and 23.2% and 2.4 times, respectively, including all debt and equity investments in the company on a cumulative basis since Main Street’s initial investment in 2019
•Further enhanced our liquidity position and strengthened our capital structure by (i) amending the Corporate
Facility to increase the total commitments by $65.0 million to $1.240 billion and extend the maturity date to
June 2031 and (ii) issuing a principal amount of $150.0 million of the April 2031 Notes (with the Corporate
Facility and the April 2031 Notes each as defined in the Liquidity and Capital Resources section below)
In commenting on the Company’s operating results for the second quarter of 2026, Dwayne L. Hyzak, Main
Street’s Chief Executive Officer, stated, “We are very pleased with our performance in the second quarter, which resulted in strong quarterly operating results highlighted by an annualized return on equity of 18.9%. The results included favorable levels of net investment income per share and distributable net investment income before taxes per share and a significant increase in net asset value per share, primarily driven by significant net fair value appreciation on our lower middle market and private loan investment portfolios, including the benefit of another material realized gain in our lower middle market investment portfolio. We believe that these results continue to demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies and the continued underlying strength and quality of our portfolio companies.”
Mr. Hyzak continued, “Our strong second quarter results and continued positive outlook for the future resulted in the declaration of another $0.30 per share supplemental dividend to be paid in September 2026, representing our twentieth consecutive quarterly supplemental dividend, to go with the 12 increases to our regular monthly dividends declared since the fourth quarter of 2021. Additionally, with the continued support from our long-
term lender relationships as evidenced by the recent expansion and extension of our Corporate Facility and our recent investment grade notes offering in April 2026, we continue to maintain strong liquidity and a conservative leverage profile, which we believe is important in the current economic environment. We remain confident that our diversified lower middle market and private loan investment strategies, together with the benefits of our asset management business, cost efficient operating structure and conservative capital structure, will allow us to continue to deliver superior results for our shareholders.”

Second Quarter 2026 Operating Results
The following table provides a summary of our operating results for the second quarter of 2026:

	Three Months Ended June 30,
	2026	2025	Change	Change (%)

	(dollars in thousands, except per share amounts)
Interest income	$112,633	$100,857	$11,776	12%
Dividend income	27,398	37,845	(10,447)	(28)%
Fee income	9,541	5,271	4,270	81%
Total investment income	$149,572	$143,973	$5,599	4%

Net investment income	$90,324	$88,183	$2,141	2%
Net investment income per share	$0.97	$0.99	$(0.02)	(2)%

Distributable net investment income (1)	$97,392	$94,344	$3,048	3%
Distributable net investment income per share (1)	$1.04	$1.06	$(0.02)	(2)%

Distributable net investment income before taxes (2)	$100,865	$99,495	$1,370	1%
Distributable net investment income before taxes per share (2)	$1.08	$1.11	$(0.03)	(3)%

Net increase in net assets resulting from operations	$147,577	$122,534	$25,043	20%
Net increase in net assets resulting from operations per share	$1.58	$1.37	$0.21	15%

Return on equity - quarter annualized (3)	18.9%	17.1%	1.8%	11%
The $5.6 million increase in total investment income in the second quarter of 2026 from the comparable period of the prior year was principally attributable to (i) an $11.8 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate investment portfolio debt investments, and the negative impact from investment portfolio debt investments on non-accrual status and (ii) a $4.3 million increase in fee income, primarily due to a $2.8 million increase in fee income from the refinancing and prepayment of investment portfolio debt investments and a $1.5 million increase in fee income related to increased investment activity. These increases were partially offset by a $10.4 million decrease in dividend income, primarily due to an $8.8 million decrease in dividend income from our LMM portfolio companies, a $0.8 million decrease in dividend income from our External Investment Manager (as defined in the External Investment Manager section below) and a $0.5 million decrease in dividend income from our other portfolio investments. The $5.6 million increase in total investment income in the second quarter of 2026 includes the impact of an increase of $1.4 million in certain income considered less consistent or non-
recurring, primarily related to increases of (i) $3.1 million in such fee income and (ii) $0.8 million in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, partially offset by a decrease of $2.5 million in such dividend income, in each case when compared to the same period in 2025.
Total cash expenses(4) increased $4.2 million, or 9.5%, to $48.7 million in the second quarter of 2026 from
$44.5 million for the same period in 2025. This increase in total cash expenses was principally attributable to (i)
a $4.1 million increase in interest expense and (ii) a $1.0 million increase in cash compensation expenses,(4)
partially offset by a $0.7 million increase in expenses allocated to our External Investment Manager. The increase in interest expense was primarily related to an increase in average borrowings outstanding used to fund a portion of the growth of our investment portfolio, partially offset by a decreased weighted-average interest rate on our Credit Facilities due to decreases in benchmark index rates. The increase in cash compensation expenses(4) is primarily related to increases in employee headcount to support our growing investment portfolio and asset management activities, base compensation rates and other compensation related accruals. The increase in expenses allocated to the External Investment Manager was primarily driven by the increased compensation expenses.
Non-cash compensation expenses(4) increased $0.9 million in the second quarter of 2026 from the comparable period of the prior year, primarily driven by a $0.5 million increase in deferred compensation expense.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(4)) on an annualized basis was 1.3% for the second quarter of 2026, a decrease from 1.4% for the second quarter of 2025.
Excise tax expense decreased $0.2 million and NII related federal and state income and other tax expenses decreased $1.5 million in the second quarter of 2026 compared to the same period in 2025, resulting in a decrease in tax expenses included in NII of $1.7 million. The decrease in excise tax was due to a decrease in undistributed taxable income as of June 30, 2026 and the decrease in NII related federal and state income and other tax expenses was due to a decrease in taxable NII between the comparable periods.
The $2.1 million increase in NII and the $3.0 million increase in DNII(1) in the second quarter of 2026 from the comparable period of the prior year were both principally attributable to (i) the increase in total investment income and (ii) the decrease in NII related tax expenses, partially offset by an increase in total cash expenses, each as discussed above. NII and DNII(1) on a per share basis each decreased by $0.02 per share for the second quarter of 2026 as compared to the second quarter of 2025, to $0.97 per share and $1.04 per share, respectively.
These decreases include the impact of a 4.5% increase in the weighted-average shares outstanding compared to the second quarter of 2025, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii) dividend reinvestment plan and
(iii) equity incentive compensation plans. The decreases in NII and DNII(1) on a per share basis in the second quarter of 2026 are after a net increase of $0.01 per share resulting from an increase in investment income considered less consistent or non-recurring in nature compared to the second quarter of 2025, as discussed above.
The $147.6 million net increase in net assets resulting from operations in the second quarter of 2026 represents a $25.0 million increase from the second quarter of 2025. This increase was primarily the result of (i) a $31.6 million increase in the net fair value change of our portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the increase resulting from a net fair value increase of $65.0 million in the second quarter of 2026 compared to a net fair value increase of
$33.5 million in the prior year and (ii) a $2.1 million increase in NII as discussed above, with these increases partially offset by an $8.7 million increase in the net tax provision on the net fair value change of our portfolio investments, resulting from a net tax provision of $7.8 million in the second quarter of 2026 compared to a net tax benefit of $0.9 million in the comparable period of the prior year. The $65.0 million net fair value increase in the second quarter of 2026 was the result of a net realized gain of $32.8 million and net unrealized appreciation (including the reversal of net fair value appreciation recognized in prior periods due to the net realized gain in the quarter) of $32.2 million. The $33.5 million net fair value increase in the second quarter of
2025 was the result of a net realized gain of $52.4 million, partially offset by net unrealized depreciation of
$19.0 million. The $32.8 million net realized gain from investments for the second quarter of 2026 was primarily the result of a $46.4 million realized gain on the full exit of a LMM portfolio investment, partially offset by a $13.3 million realized loss on the restructure of a private loan portfolio investment.

The following table provides a summary of the total net unrealized appreciation of $32.2 million for the second quarter of 2026:

	Three Months Ended June 30, 2026
	LMM (a)	Private Loan	Middle Market	Other		Total

	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(47.2)	$11.0	$—	$0.5		$(35.7)
Net unrealized appreciation (depreciation) relating to portfolio investments	54.8	20.2	(0.5)	(6.6)	(b)	67.9
Total net unrealized appreciation (depreciation) relating to portfolio investments	$7.6	$31.2	$(0.5)	$(6.1)		$32.2
___________________________
(a)Includes unrealized appreciation on 38 LMM portfolio investments and unrealized depreciation on 28 LMM portfolio investments.
(b)Includes $7.9 million of unrealized depreciation related to the External Investment Manager.
Liquidity and Capital Resources
As of June 30, 2026, we had aggregate liquidity of $1.153 billion, including (i) $58.3 million in cash and cash equivalents and (ii) $1.095 billion of aggregate unused capacity, which is after a reduction of $500.0 million to provide for the scheduled repayment of the July 2026 Notes (as defined below) at maturity, under our corporate revolving credit facility (the “Corporate Facility”) and our special purpose vehicle revolving credit facility (the
“SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of June 30, 2026 are as follows:
•The Corporate Facility included $1.240 billion in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.860 billion.
•$26.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 5.5% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of July 1,
2026.
•The SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$215.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 5.6% based on the applicable SOFR effective for the contractual reset date of July 1, 2026.
•$550.0 million of unsecured notes outstanding that bear interest at a rate of 6.95% per year (the “March
2029 Notes”) with a yield-to-maturity of 6.68%. The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$500.0 million of unsecured notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026
Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of unsecured notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-
maturity of 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of unsecured notes outstanding that bear interest at a rate of 5.40% per year (the “August
2028 Notes”). The August 2028 Notes mature on August 15, 2028 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly-owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business
Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.26% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 4.1 years.
•$150.0 million of unsecured notes outstanding that bear interest at a rate of 6.93% per year (the “April 2031
Notes”). The April 2031 Notes mature on April 15, 2031 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain investment grade credit ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade credit ratings of BBB- with a stable outlook.
•Our net asset value totaled $3.2 billion, or $33.92 per share.
Investment Portfolio Information as of June 30, 2026(5)
The following table provides a summary of the investments in our LMM portfolio and private loan portfolio as of June 30, 2026:

	June 30, 2026
	LMM (a)	Private Loan
	(dollars in millions)
Number of portfolio companies	94	86
Fair value	$3,205.6	$2,090.9
Cost	$2,547.7	$2,123.5
Debt investments as a % of portfolio (at cost)	71.1%	94.3%
Equity investments as a % of portfolio (at cost)	28.9%	5.7%
% of debt investments at cost secured by first priority lien	99.4%	99.3%
Weighted-average annual effective yield (b)	12.6%	10.2%
Average EBITDA (c)	$11.8	$39.3
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 36%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of June 30, 2026, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt investments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of June 30, 2026.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a simple average for the LMM portfolio companies and a weighted-average for the private loan portfolio companies. These calculations exclude certain portfolio companies, including six LMM portfolio companies and five private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The fair value of our LMM portfolio company equity investments was 196% of the related cost basis of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA ratio of 2.7 to 1.0 and a median total
EBITDA to senior interest expense ratio of 2.9 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.7 to 1.0 and 2.8 to 1.0, respectively.(5)(6)

As of June 30, 2026, our investment portfolio also included:
•Other portfolio investments in 34 entities, spread across 13 investment managers, collectively totaling
$141.3 million in fair value and $150.8 million in cost basis, which comprised 2.5% and 3.0% of our investment portfolio at fair value and cost, respectively;
•Middle market portfolio investments in 11 portfolio companies, collectively totaling $83.1 million in fair value and $123.1 million in cost basis, which comprised 1.4% and 2.5% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $225.2 million and a cost basis of
$29.5 million, which comprised 3.9% and 0.6% of our investment portfolio at fair value and cost, respectively.
As of June 30, 2026, investments on non-accrual status comprised 1.1% of the total investment portfolio at fair value and 4.0% at cost, and our total portfolio investments at fair value were 116% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly-owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our
NII consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the second quarter of 2026, the
External Investment Manager earned $9.6 million of total fee income, and waived $0.3 million of incentive fees, resulting in total fee income, net of waivers, of $9.4 million, a decrease of $0.2 million from the second quarter of 2025. The fee income earned by the External Investment Manager in the second quarter of 2026 included (i) $6.2 million of management fee income, an increase of $0.5 million from the second quarter of
2025, and (ii) incentive fees, net of waivers, of $3.0 million, a decrease of $0.7 million from the second quarter of 2025. As discussed above, we allocated $6.6 million of total expenses to the External Investment Manager during the second quarter of 2026, an increase of $0.7 million from the second quarter of 2025. The increase in management fee income was primarily attributable to an increase in total assets managed for clients. The decrease in incentive fees, net of waivers, is the result of (i) a decrease in gross incentive fees of $0.5 million and (ii) the $0.3 million incentive fee waiver. The decrease in gross incentive fees was attributable to changes in the performance and operating results from the assets managed for clients in the second quarter of 2026 relative to the second quarter of 2025. The combination of the dividend income we earned from the External Investment
Manager and expenses we allocated to it resulted in a total contribution to our NII of $8.7 million, which is consistent with the total contribution to our NII from the second quarter of 2025.
The External Investment Manager ended the second quarter of 2026 with total assets under management of
$1.8 billion.
Second Quarter 2026 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, August 7, 2026 at 10:00 a.m. Eastern time to discuss the second quarter 2026 financial results.(7)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, August 14, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13761583#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://

www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and Main Street’s Second Quarter
2026 Investor Presentation to be posted on the investor relations section of the Main Street website at https://
www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-
term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC
Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main
Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and
“Risk Factors” included in Main Street’s filings with the SEC (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$58,182	$60,212	$119,846	$116,454
Affiliate investments	32,236	25,767	58,417	49,501
Non‑Control/Non‑Affiliate investments	59,154	57,994	111,415	115,064
Total investment income	149,572	143,973	289,678	281,019
EXPENSES:
Interest	(36,637)	(32,519)	(70,680)	(63,687)
Compensation	(14,239)	(12,677)	(27,424)	(24,153)
General and administrative	(5,718)	(5,919)	(11,114)	(11,005)
Share-based compensation	(5,807)	(5,416)	(10,912)	(10,258)
Expenses allocated to the External Investment Manager	6,626	5,892	12,092	11,228
Total expenses	(55,775)	(50,639)	(108,038)	(97,875)
NET INVESTMENT INCOME BEFORE TAXES	93,797	93,334	181,640	183,144
Excise tax expense	(659)	(818)	(1,040)	(2,159)
Federal and state income and other tax expenses	(2,814)	(4,333)	(5,697)	(6,905)
NET INVESTMENT INCOME	90,324	88,183	174,903	174,080
NET REALIZED GAIN (LOSS):
Control investments	46,326	(2,998)	56,361	(2,976)
Affiliate investments	—	55,647	—	57,711
Non‑Control/Non‑Affiliate investments	(13,498)	(229)	(5,560)	(31,860)
Total net realized gain	32,828	52,420	50,801	22,875
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(13,398)	33,154	(60,606)	33,555
Affiliate investments	12,046	(47,745)	17,227	(8,742)
Non‑Control/Non‑Affiliate investments	33,572	(4,360)	25,000	19,426
Total net unrealized appreciation (depreciation)	32,220	(18,951)	(18,379)	44,239
Income tax benefit (provision) on net realized gain and net unrealized appreciation (depreciation)	(7,795)	882	(10,767)	(2,578)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$147,577	$122,534	$196,558	$238,616
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$0.97	$0.99	$1.90	$1.96
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.58	$1.37	$2.14	$2.68
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	93,253,619	89,258,390	91,961,399	88,986,215

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$2,587,784	$2,569,626
Affiliate investments	1,005,158	965,179
Non‑Control/Non‑Affiliate investments	2,153,102	1,983,312
Total investments	5,746,044	5,518,117
Cash and cash equivalents	58,306	41,959
Interest and dividend receivable	51,541	48,719
Prepaids and other assets	70,147	59,186
Deferred financing costs, net	15,003	13,720
Total assets	$5,941,041	$5,681,701
LIABILITIES
Credit Facilities	$241,000	$518,000
March 2029 Notes	550,612	347,721
July 2026 Notes	499,978	499,715
June 2027 Notes	399,713	399,569
August 2028 Notes	348,378	347,996
SBIC debentures	345,181	344,593
April 2031 Notes	148,991	—
Accounts payable and other liabilities	54,941	67,799
Interest payable	36,711	30,094
Dividend payable	24,740	23,358
Deferred tax liability, net	124,258	108,963
Total liabilities	2,774,503	2,687,808
NET ASSETS
Common stock	934	898
Additional paid‑in capital	2,633,935	2,457,660
Total undistributed earnings	531,669	535,335
Total net assets	3,166,538	2,993,893
Total liabilities and net assets	$5,941,041	$5,681,701
NET ASSET VALUE PER SHARE	$33.92	$33.33

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income, Distributable Net Investment Income Before Taxes,
Total Non-Cash Compensation Expenses, Total Cash Expenses
and Total Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net investment income	$90,324	$88,183	$174,903	$174,080
Non-cash compensation expenses (4)	7,068	6,161	13,275	11,183
Distributable net investment income (1)	$97,392	$94,344	$188,178	$185,263
Excise tax expense	659	818	1,040	2,159
Federal and state income and other tax expenses	2,814	4,333	5,697	6,905
Distributable net investment income before taxes (2)	$100,865	$99,495	$194,915	$194,327

Per share amounts:
Net investment income per share -
Basic and diluted	$0.97	$0.99	$1.90	$1.96
Distributable net investment income per share -
Basic and diluted (1)	$1.04	$1.06	$2.05	$2.08
Distributable net investment income before taxes per share -
Basic and diluted (2)	$1.08	$1.11	$2.12	$2.18

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Share‑based compensation	$(5,807)	$(5,416)	$(10,912)	$(10,258)
Deferred compensation expense	(1,261)	(745)	(2,363)	(925)
Total non-cash compensation expenses (4)	(7,068)	(6,161)	(13,275)	(11,183)

Total expenses	(55,775)	(50,639)	(108,038)	(97,875)
Less non-cash compensation expenses (4)	7,068	6,161	13,275	11,183
Total cash expenses (4)	$(48,707)	$(44,478)	$(94,763)	$(86,692)

Compensation	$(14,239)	$(12,677)	$(27,424)	$(24,153)
Share-based compensation	(5,807)	(5,416)	(10,912)	(10,258)
Total compensation expenses	(20,046)	(18,093)	(38,336)	(34,411)
Non-cash compensation expenses (4)	7,068	6,161	13,275	11,183
Total cash compensation expenses (4)	$(12,978)	$(11,932)	$(25,061)	$(23,228)

MAIN STREET CAPITAL CORPORATION
Endnotes
(1)DNII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of non-cash compensation expenses.(4) Main Street believes presenting DNII and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement. However, DNII is a non-U.S. GAAP measure and should not be considered as a replacement for
NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII is detailed in the financial tables included with this press release.
(2)DNII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of non-cash compensation expenses(4) and any tax expenses included in NII. Main Street believes presenting DNII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since (i) non-cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to NII, and (b) deferred taxes, which are not payable in the current period. However, DNII before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to DNII before taxes is detailed in the financial tables included with this press release.
(3)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(4)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main
Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation
(depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S.
GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.
(5)Portfolio company financial information has not been independently verified by Main Street.
(6)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.

(7)No information contained on the Company’s website or disclosed on the August 7, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Company’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.